As filed with the Securities and Exchange Commission on November 28, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

401 River Oaks Parkway

San Jose, California 95134

(408) 577-6200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

WJ COMMUNICATIONS, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
2001 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

R. Gregory Miller
Vice President and Chief Financial Officer
WJ Communications, Inc.
401 River Oaks Parkway
San Jose, CA 95134
(408) 577-6200
(Name, Address and Telephone number of
Agent for Service)

Copies to:

Darrell C. Smith, Esquire
Shumaker, Loop & Kendrick, LLP
101 E. Kennedy Blvd., Suite 2800
Tampa, Florida 33602
(813) 229-7600

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock $0.01 Par Value	3,680,000 shares	$2.05	$7,544,000	$807.21

(1)                                  The securities to be registered include options and awards to acquire common stock.

(2)                                  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plans in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.

(3)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(h)(1), the fee is calculated based on the average of the high and low closing price of the Company’s shares on November 27, 2006, a date within 5 business days prior to the filing of this registration statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of WJ Communications, Inc. (the “Company”) is being filed to register 3,680,000 shares of Company common stock consisting of (i) 2,500,000 additional shares of common stock for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”); (ii) 430,000 additional shares of common stock for issuance under the Company’s Amended and Restated 2000 Non-Employee Director Stock Compensation Plan (the “Director Plan”); and (iii) 750,000 additional shares of common stock for issuance under the Company’s 2001 Employee Stock Purchase Plan, as amended (the “ESPP Plan”).

The 2000 Plan was originally approved by stockholders in 2000.  The Company’s stockholders approved an amendment to the 2000 Plan to add additional shares in 2002 and the 2000 Plan was subsequently amended and restated by the Board.  The Company previously registered 16,500,000 shares of common stock for issuance under the 2000 Plan (Form S-8 Registration No. 333-52408).

The Director Plan was originally approved by the stockholders in 2000.  The Company’s stockholders approved an amended and restated Director Plan and added 230,000 shares available for issuance under the Director Plan.  The Company’s stockholders also approved an additional 200,000 shares for issuance under the Director Plan in 2006.  The Company previously registered 570,000 shares of common stock for issuance under the Director Plan (Form S-8 Registration No. 333-52408).

The ESPP Plan was originally approved by stockholders in 2001.  The Company’s stockholders approved an amendment to the ESPP Plan to add 750,000 shares in 2006.  The Company previously registered 1,500,000 shares of common stock for issuance under the ESPP Plan (Form S-8 Registration No. 333-66244).

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus and information required in part I of this Registration Statement also relates to the Company’s shares of common stock previously registered on Registration Statements on Form S-8 (Form S-8 Registration Nos. 333-52408 and 333-66244) which were previously filed on December 21, 2000 and July 30, 2001, respectively.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.                                                     PLAN INFORMATION.

The documents containing the information concerning WJ Communications, Inc.’s Amended and Restated 2000 Stock Incentive Plan, Amended and Restated 2000 Non-Employee Director Compensation Plan, as amended, and 2001 Employee Stock Purchase Plan, as amended, (collectively, the “Plans”) required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), and the statement of availability of the registrant information, and other information required by Part I of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (“SEC”) either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424.  The Company will maintain a file of such documents in accordance with the provisions of Rule 428.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.  Upon written or oral request to: Secretary, WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California  95134 (telephone number (408) 577-6200), the Company shall furnish, without charge, to employees, the Commission or its staff a copy or copies of all of the documents included in such file.

ITEM 2.                                                     REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

See Item 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                     INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to “incorporate by reference” into this prospectus information we file with them, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.  We incorporate by reference the documents listed below and any future filings we will make with the SEC, including filings after the date of the initial registration statement, under Sections 13 (a), (c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, until this offering has been completed:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2005 and filed on March 31, 2006.

•                  Our Definitive Proxy Statement relating to the Annual Meeting of Shareholders held on July 20, 2006.

•                  Our Quarterly Reports on Form 10-Q for the quarters ended: April 2, 2006; July 2, 2006; and October 1, 2006, filed or amended on November 17, 2006, November 17, 2006 and November 17, 2006, respectively.

•                  Our Current Report on Form 8-K filed on January 3, 2006.

•                  Our Current Report on Form 8-K filed on January 4, 2006.

•                  Our Current Reports on Form 8-K filed on January 17, 2006.

•                  Our Current Report on Form 8-K filed on January 20, 2006.

•                  Our Current Report on Form 8-K filed on March 2, 2006.

•                  Our Current Report on Form 8-K filed on March 15, 2006.

•                  Our Current Report on Form 8-K filed on April 12, 2006.

•                  Our Current Report on Form 8-K filed on May 11, 2006.

•                  Our Current Report on Form 8-K filed on June 1, 2006.

•                  Our Current Report on Form 8-K filed on August 16, 2006.

•                  Our Current Report on Form 8-K filed on November 2, 2006.

•                  Our Current Report on Form 8-K filed on November 13, 2006.

•                  The description of our common stock contained in our registration statement on Form 8-A on August 14, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement.  Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                     DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                                                     INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                                                     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation of the Company, as permitted in Section 102 of the General Corporation Law of the State of Delaware (the “GCL”), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

Under the Certificate of Incorporation of the Company, each director and officer of the Company is entitled to indemnification, as a matter of contractual right, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company.  Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.  In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

The Company maintains directors and officers’ liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.                                                     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8                                                        EXHIBITS.

Exhibit Number	Exhibit Description

4.1*	WJ Communications, Inc. Amended and Restated 2000 Stock Incentive Plan.(1)

4.2*	WJ Communications, Inc. Amended and Restated 2000 Non-Employee Director Stock Compensation Plan.(2)

4.3*	WJ Communications, Inc. First Amendment to Amended and Restated 2000 Non-Employee Director Stock Compensation.(3)

4.4	WJ Communications, Inc. 2001 Employee Stock Purchase Plan;First Amendment to 2001 Employee Stock Purchase Plan; and Second Amendment to 2001 Employee Stock Purchase Plan.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*Document has been previously filed with the Commission and is incorporated by reference.

(1)                                  Filed as Exhibit 10.1 to Form 8-K filed on August 16, 2006.

(2)                                  Filed as Exhibit 10.1 to Form 10-Q filed on August 12, 2003.

(3)                                  Filed as Exhibit 10.1 to the Company’s Form 10-Q filed on August 10, 2006.

ITEM 9.                                                     UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)              To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California this 28th day of November, 2006.

WJ Communications, Inc.

By:	/s/ R. Gregory Miller
R. Gregory Miller
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of WJ Communications, Inc., hereby constitutes and appoints R. Gregory, Executive Vice President and Chief Financial Officer of the Company, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents,  and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce W. Diamond	President, Chief Executive Officer and	November 16, 2006
Bruce W. Diamond	Director

/s/ R. Gregory Miller	Vice President and Chief Financial Officer	November 17, 2006
R. Gregory Miller

/s/ W. Dexter Paine, III	Chairman of the Board	November 20, 2006
W. Dexter Paine, III

/s/ Patrice M. Daniels	Director	November 16, 2006
Patrice M. Daniels

/s/ Michael E. Holmstrom	Director	November 16, 2006
Michael E. Holmstrom

/s/ Catherine P. Lego	Director	November 16, 2006
Catherine P. Lego

/s/ Jack G. Levin	Director	November 16, 2006
Jack G. Levin

/s/ Liane J. Pelletier	Director	November 17, 2006
Liane J. Pelletier

/s/ Robert Whelton	Director	November 17, 2006
Robert Whelton

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*	WJ Communications, Inc. Amended and Restated 2000 Stock Incentive Plan.(1)

4.2*	WJ Communications, Inc. Amended and Restated 2000 Non-Employee Director Stock Compensation Plan.(2)

4.3*	WJ Communications, Inc. First Amendment to Amended and Restated 2000 Non-Employee Director Stock Compensation.(3)

4.4	WJ Communications, Inc. 2001 Employee Stock Purchase Plan;First Amendment to 2001 Employee Stock Purchase Plan; and Second Amendment to 2001 Employee Stock Purchase Plan.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*Document has been previously filed with the Commission and is incorporated by reference.

(1)                                  Filed as Exhibit 10.1 to Form 8-K filed on August 16, 2006.

(2)                                  Filed as Exhibit 10.1 to Form 10-Q filed on August 12, 2003.

(3)                                  Filed as Exhibit 10.1 to the Company’s Form 10-Q filed on August 10, 2006.